Exhibit 99.1

Aspira Women’s Health Announces $1.935 Million Private Placement Equity Financing

AUSTIN, Texas, July 1, 2024 (GLOBE NEWSWIRE) -- Aspira Women’s Health Inc. (“Aspira” or the “Company”) (Nasdaq: AWH), a bio-analytical based women’s health company focused on the development of gynecologic disease diagnostic tools, today announced it has entered into a securities purchase agreement dated June 30, 2024 with certain existing accredited shareholders and Company insiders to issue and sell an aggregate of 1,264,739 shares of its common stock (“Common Stock”) and warrants to purchase an equal number of shares of Common Stock (“Warrants”) at a combined offering price of $1.53 per share and warrant through a private placement financing (the “Offering”). Aspira anticipates the gross proceeds from the Offering will be approximately $1.935 million, before deducting offering expenses. The warrants will be exercisable for three years after date of issuance and have an exercise price of $2.25 per share. The Offering is expected to close by July 8, 2024 subject to customary closing conditions. Net proceeds from the Offering will support Aspira’s ongoing commercial activities as well as general corporate purposes and working capital.

“The strong participation in this financing by our existing shareholders demonstrates firm support for Aspira at an important point in our growth,” said Nicole Sandford, Aspira’s CEO. “We are laser-focused on commercial growth following the expansion of our OvaSuite test portfolio and the publication of compelling clinical data earlier this quarter. We believe we are well on our way to changing the standard of care for the 1.2 to 1.5 million U.S. women diagnosed with an adnexal mass each year.”

The securities being issued and sold in this private placement have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Aspira has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Aspira Women’s Health Inc.

Aspira Women’s Health Inc. is dedicated to the discovery, development, and commercialization of noninvasive, AI-powered tests to aid in the diagnosis of gynecologic diseases.

OvaWatch® and Ova1Plus® are offered to clinicians as OvaSuiteSM. Together, they provide the only comprehensive portfolio of blood tests to aid in the detection of ovarian cancer for the 1.2+ million American women diagnosed with an adnexal mass each year. OvaWatch provides a negative predictive value of 99% and is used to assess ovarian cancer risk for women where initial clinical assessment indicates the mass is indeterminate or benign, and thus surgery may be premature or unnecessary. Ova1Plus is a reflex process of two FDA-cleared tests, Ova1® and Overa®, to assess the risk of ovarian malignancy in women planned for surgery.

Exhibit 99.1

Our in-development test pipeline is designed to expand our ovarian cancer portfolio and addresses the tremendous need for noninvasive diagnostics for endometriosis, a debilitating disease that impacts millions of women worldwide. In ovarian cancer, our OvaMDxSM risk assessment is designed to combine microRNA and protein biomarkers with patient data to further enhance the sensitivity and specificity of our current tests. In endometriosis, EndoCheckSM is the first-ever noninvasive test designed to identify endometriomas, one of the most commonly occurring forms of endometriosis. The EndoMDxSM test is designed to combine microRNA and protein biomarkers with patient data to identify all endometriosis.

Forward-Looking Statements
This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties. Such forward-looking statements include statements regarding, among other things, the timing and completion of any products in the pipeline development and other statements that are predictive in nature. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as “designed to,” “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this press release and other factors that may cause such differences include the satisfaction of customary closing conditions related to the offering and the expected timing of the closing of the offering. These and additional risks and uncertainties are described more fully in the company’s filings with the SEC, including those factors identified as “Risk Factors” in our most recent Annual Report on Form 10-K, for the fiscal year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Aspira presently does not know, or that Aspira currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Aspira’s expectations, plans, or forecasts of future events and views as of the date of this press release. Subsequent events and developments may cause the Company’s assessments to change. However, while Aspira may elect to update these forward-looking statements at some point in the future, Aspira expressly disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Aspira’s assessments of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Relations Contact:
Nicole Sandford

Chief Executive Officer

Investors@aspirawh.com